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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-37207, 333-64135 and 333-54440 of CNA Surety Corporation and subsidiaries on Forms S-8, filed on October 3, 1997, September 24, 1998, and January 26, 2001, respectively, of our report dated February 10, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of CNA Surety Corporation and subsidiaries for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Chicago, Illinois
February 10, 2003